Exhibit 99.1 Q1 2020 Performance and COVID-19 Update March 2020 1

Legal Notices SAFE HARBOR Please note that in this presentation, we may discuss events or results that have not yet occurred or been realized, commonly referred to as forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by or on behalf of the Company. Such discussion and statements will often contain words such as “expect,” “anticipate,” “project,” “will,” “should,” “believe,” “intend,” “plan,” “assume,” “estimate,” “predict,” “seek,” “continue,” “outlook,” “may,” “might,” “can have,” “likely,” “potential,” “target,” “hope,” “goal,” “priority” or “guidance” and variations of such words and similar expressions, and relate in this presentation, without limitation, to the COVID-19 impact to date on the Company as a whole, as well as on each of its segments; the Company’s actions in response to COVID-19; Q1 2020 expectations relating to net sales, adjusted EBITDA and free cash flow generation; its balance sheet & liquidity forecasted for March 31, 2020; and the Company’s near-term outlook for its key end-markets. These projections and statements reflect management's estimates, assumptions and expectations with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Such projections and statements are based on the assessment of information available to management as of the current date, and management does not undertake any obligations to provide any further updates. Actual results could differ materially from those expressed or implied in the forward-looking statements if one or more of these estimates, assumptions or expectations prove to be inaccurate or are unrealized. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements include, but are not limited to, the duration of the coronavirus outbreak; new information concerning its severity and actions taken to contain or treat its impact on the Company and its supply chain; the Company's ability to realize the expected benefits from its cost containment and cost savings measures; the Company’s ability to maintain its net debt to adjusted ratio; changes in the Company’s credit ratings and the value of its common stock; and the impact of acquisitions, divestitures, restructurings, refinancings, impairments and other unusual items, including the Company's ability to raise and/or retire new debt and/or equity and to integrate and obtain the anticipated benefits, results and synergies from these items or other related strategic initiatives. Additional information concerning these and other factors that could cause actual results to vary is, or will be, included in the Company’s periodic and other reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. All Q1 2020 financial projections and expectations of the Company included herein are preliminary and subject to the completion of the Company’s quarter-end accounting closing procedures, final adjustments and other developments for the filing of its Q1 2020 Form 10-Q. Actual results may differ materially from these projections and expectations and you are cautioned not to place undue reliance on such information as it may not be indicative of actual or future financial results of the Company. NON-GAAP FINANCIAL MEASURES This presentation includes the following financial measures that are not prepared in accordance with generally accepted accounting principles in the United States (“GAAP”): adjusted EBITDA, free cash flow and net debt to adjusted EBITDA ratio (each, as defined on p. 8 of this presentation). Management internally reviews each of these non-GAAP measures to evaluate performance on a comparative period-to-period basis in terms of absolute performance, trends and expected future performance with respect to the Company’s businesses and believes that these non-GAAP measures provide investors with an additional perspective on trends and underlying operating results on a period-to-period comparable basis. The Company also believes that investors find this information helpful in understanding the ongoing performance of its operations separate from items that may have a disproportionate positive or negative impact on its financial results in any particular period. These non-GAAP financial measures, however, have limitations as analytical tools, and should not be considered in isolation from, a substitute for, or superior to, the related financial information that the Company reports in accordance with GAAP. Investors are encouraged to review the definitions of these non-GAAP financial measures and not to rely on any single financial measure to evaluate the Company’s businesses. 2

COVID-19 Impact To Date

	Asia	Europe	Americas
Demand	▪ Electronics assembly customers experienced largest disruptions to supply chains in Q1 2020 ▪ Strong demand from 5G infrastructure ▪ Slow automotive market	▪ Minimal demand impact through February ▪ European automotive OEMs began shutdowns in March	▪ Muted impact on demand through February ▪ OEM shutdowns began in March ▪ Strength in packaging end markets due to CPG demand
Supply Chain	▪ Facilities in China closed for ~2 weeks through mid-Feb ▪ Most customers have since reopened and are operating near normal production rates ▪ Additional expense of only ~$1 million from extra logistics and to protect supply	▪ All facilities remain open albeit several at limited capacity ▪ Safety inventory stocks built to ensure continuity of supply ▪ Some challenges related to trucking and cross border shipments	▪ No facility shutdowns or material capacity reductions to date
P&L	▪ Net sales within ~10% of Q1 2020 plan ○ Weakness primarily in Assembly & Industrial ▪ Continued opex savings partially offsetting sales miss	▪ Net sales within ~5% of Q1 2020 plan ○ Declines primarily in Industrial ▪ Continued opex savings fully offset sales miss	▪ Net sales approximately on Q1 2020 plan ▪ Adj. EBITDA* modestly ahead of plan due to continued opex savings

* This financial measure and others, on this slide and on subsequent slides, are not prepared in accordance with GAAP. For definitions and discussions of adjustments, please refer to the appendix of this presentation

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Actions in Response to COVID-19

People

- Protecting our people and their families by promoting a healthy, safe environment is our priority
- All facilities increased health and safety protocols, including where appropriate temperature monitoring, staggered lunches, and sufficient ‘social-distancing’ as well as compliance with local and national regulatory requirements
- “Non-essential” personnel working from home or on staggered shifts
- Travel effectively discontinued outside of customer requirements

Supply Chain

- Regional councils coordinating to navigate fast-changing regulatory landscape and monitor order book
- Manufacturing redundancy exists within regions and across geographies
- Nearly all facilities remain open given “essential” status of certain end-markets (medical & defense)
- Continuity of raw material supply remains a focus with no significant issue to-date

Balance Sheet

- In abundance of caution, drew down $320 million of corporate revolver this week
- Funded ~$30 million of share buybacks with Q1 2020 free cash flow*
- Total cash balance of ~$500 million
  - More than 12 months of projected liquidity

* See non-GAAP definitions in the appendix

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Q1 2020 Expectations Expectation Notes ▪ Asia impacted by COVID-19 in February and to a lesser extent in March Organic ~5% organic* decline o Most of impact is in Assembly Net Sales* year-over-year ▪ Underlying demand for 5G infrastructure remains strong ▪ Europe and Americas roughly on plan across all businesses Adj. > $95 million ▪ Continued cost savings from late 2019 and lower T&E EBITDA* Free ▪ Larger than normal working capital build due to safety stocks Cash > $35 million needed across most regions Flow* * See non-GAAP definitions in the appendix 5

Balance Sheet & Liquidity Forecasted for March 31, 2020 $ Net Leverage1 Maturity Notes ▪ In abundance of caution, drew $320 million of $330 million revolver this week Cash ~$500M (1.1)x ▪ Currently have ~$500 million of liquidity, of which ~$350 million is in the U.S. ▪ Single maintenance covenant of 5.0x first lien Revolver $320M (0.4)x 2024 net debt to adj. EBITDA*; currently 1.3x LTM adj. EBITDA* ▪ First lien loans swapped to Euro fixed rate First Lien Term $740M 1.3x 2026 o Euro swap is ~$85 million2 “in the Loans money”; economic value of first lien debt is ~$655 million Senior $800M 3.2x 2025 Notes Net Debt $1,360M 3.3x Liquidity and covenant headroom provides significant short and medium-term flexibility * See non-GAAP definitions in the appendix 1. Calculated using expected trailing twelve month adj. EBITDA of $413M as of Q1 2020, which assumes $95 million of adjusted EBITDA in Q1 2020 2. As of 3/24/2020 6

Near-Term Outlook

Key End-Markets

	Market Health	Commentary
Electronics		▪ Asia electronics markets expected to operate at ~80-90% capacity in Q2 2020 with continued strength in 5G infrastructure spending offsetting consumer electronics and automotive electronics weakness ▪ Critical variable is demand for high-end smartphones ▪ Customers currently remain open due to "essential" status – servicing medical and other critical end-markets ▪ New phone launches likely delayed due to supply chain disruptions
Automotive & Industrial		▪ Q2 2020 net sales likely to be significantly impacted by automotive OEM shutdowns in Europe and the U.S. ▪ Most of our customers' factories currently remain open despite shutdowns by OEMs ▪ Timing of recovery will depend on end consumer demand for autos and recovery in overall industrial activity
Graphics		▪ Continued demand for consumer packaged goods expected to drive strong performance
Energy		▪ Q2 2020 should remain on track given long lead time associated with offshore production activity
Other Considerations		▪ Significant strength in USD resulting in meaningful (>$10M) FX headwind vs original guidance ▪ Planning additional cost actions to preserve margin

Given uncertainty around duration of COVID-19 and its supply chain disruption, we are rescinding our 2020 financial guidance

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Non-GAAP Definitions Adjusted EBITDA: Adjusted EBITDA is defined as EBITDA (earnings before interest, provision for income taxes, depreciation and amortization), excluding the impact of additional items included in GAAP earnings which the Company believes are not representative or indicative of its ongoing business or are considered to be associated with its capital structure. Management believes adjusted EBITDA provide investors with a more complete understanding of the long-term profitability trends of the Company’s business, and facilitate comparisons of its profitability to prior and future periods. However, this measure, which does not consider certain cash requirements, should not be construed as an alternative to net income or cash flow from operations as a measure of profitability or liquidity. Net Debt to Adjusted EBITDA ratio: Net debt to adjusted EBITDA ratio is defined as total debt (current installments of long-term debt, revolving credit facilities and long-term debt), excluding unamortized premium, discounts and debt issuance costs, less cash divided by adjusted EBITDA. Free Cash Flow: Free cash flow is defined as net cash flows from operating activities less net capital expenditures. Net capital expenditures include capital expenditures less proceeds from the disposal of property, plant and equipment. Management believes that free cash flow, which measures the Company’s ability to generate cash from its business operations, is an important financial measure for use in evaluating the Company's financial performance. However, free cash flow should be considered in addition to, rather than as a substitute for net cash provided by operating activities as a measure of the Company’s liquidity. Organic Net Sales Growth: Organic net sales growth is defined as net sales excluding the impact of foreign currency translation, changes due to the pass- through pricing of certain metals, and acquisitions and/ or divestitures, as applicable. Management believes this non-GAAP financial measure provides investors with a more complete understanding of the underlying net sales trends by providing comparable net sales over differing periods on a consistent basis. ***************************************************************************************************************************************************************************************** The Company only provides organic net sales, adjusted EBITDA and free cash flow expectations and projections on a non-GAAP basis and does not provide reconciliations of such forward-looking non-GAAP measures to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that could be made for restructurings, refinancings, impairments, divestitures, integration and acquisition- related expenses, share-based compensation amounts, non-recurring, unusual or unanticipated charges, expenses or gains, adjustments to inventory and other charges reflected in its reconciliation of historic numbers, the amount of which, based on historical experience, could be significant. 8